                                                                    Exhibit 99.3


                    UNITED TELEVISION, INC. AND SUBSIDIARIES

             INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULE

CONSOLIDATED FINANCIAL STATEMENTS:

         Report of Independent Certified Public Accountants

         Consolidated Balance Sheets - December 31, 2000 and 1999

         Consolidated Statements of Income - For the Years Ended December 31,
           2000, 1999 and 1998

         Consolidated Statements of Cash Flows - For the Years Ended December
           31, 2000, 1999 and 1998

         Consolidated Statements of Shareholders' Investment -- For the Years
           Ended December 31, 2000, 1999 and 1998

         Notes to Consolidated Financial Statements

SCHEDULE:

             II.      Valuation and Qualifying Accounts

     Schedules other than that listed above have been omitted since the information is not applicable, not required, or is included in the respective financial statements or notes thereto.

QUARTERLY FINANCIAL INFORMATION

Report of Independent Certified Public Accountants
United Television, Inc. and Subsidiaries

To the Board of Directors and Shareholders of United Television, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, shareholders' investment and cash flows present fairly, in all material respects, the financial position of United Television, Inc. and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein, when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Century City, California
February 27, 2001

Consolidated Balance Sheets
United Television, Inc. and Subsidiaries
(in thousands of dollars)


December 31,                                                                2000            1999
                                                                         ----------      ----------
Assets

Current Assets:
   Cash and cash equivalents                                             $  119,927      $   31,498
   Marketable securities                                                    115,912         154,699
   Accrued interest receivable                                                1,393             829
   Accounts receivable, less allowance for doubtful accounts
     of $1,488 and $1,643, respectively                                      48,013          47,687
   Film contract rights                                                      39,482          44,474
   Deferred tax assets                                                        6,158           4,160
   Prepaid expenses and other current assets                                  2,122           2,175
                                                                         ----------      ----------
      Total current assets                                                  333,007         285,522
                                                                         ----------      ----------

Other Investments                                                            38,234          35,594
                                                                         ----------      ----------

Film Contract Rights, including deposits, less estimated
   portion to be used within one year                                         9,912          12,013
                                                                         ----------      ----------

Property and Equipment, at cost:
   Land, buildings and improvements                                          19,273          18,417
   Equipment                                                                 74,766          72,484
                                                                         ----------      ----------
                                                                             94,039          90,901
   Less - Accumulated depreciation and amortization                          61,822          61,859
                                                                         ----------      ----------
                                                                             32,217          29,042
                                                                         ----------      ----------

Intangible Assets                                                           158,539         158,530
   Less - Accumulated amortization                                           20,501          16,510
                                                                         ----------      ----------
                                                                            138,038         142,020
                                                                         ----------      ----------

Other Assets                                                                  2,240             490
                                                                         ----------      ----------
                                                                         $  553,648      $  504,681
                                                                         ==========      ==========

December 31,                                                                2000            1999
                                                                         ----------      ----------
Liabilities and Shareholders' Investment

Current Liabilities:
   Film contracts payable                                                $   39,403      $   38,240
   Accounts payable                                                           2,639           2,890
   Accrued expenses                                                          34,128          35,723
   Income taxes payable                                                      10,342           8,772
                                                                         ----------      ----------
      Total current liabilities                                              86,512          85,625
                                                                         ----------      ----------

Film Contracts Payable after One Year                                        35,831          36,117
                                                                         ----------      ----------

Deferred Tax Liabilities                                                      1,918               -
                                                                         ----------      ----------




Commitments and Contingencies (Note 9)



Shareholders' Investment:
   Preferred stock $1 par value; authorized
      1,000,000 shares; none issued                                               -               -
   Common stock $.10 par value; authorized 25,000,000 shares;
      outstanding 9,520,753 and 9,486,173 shares, respectively                  952             949
   Additional paid-in capital                                                11,290           7,594
   Retained earnings                                                        416,750         370,430
   Accumulated other comprehensive income                                       395           3,966
                                                                         ----------      ----------
                                                                            429,387         382,939
                                                                         ----------      ----------

                                                                         $  553,648      $  504,681
                                                                         ==========      ==========

The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

Consolidated Statements of Income
United Television, Inc. and Subsidiaries
(in thousands, except per share data)

Year ended December 31,                                    2000            1999            1998
                                                        ----------      ----------      ----------
Net Revenues                                            $  226,681      $  209,746      $  182,849
                                                        ----------      ----------      ----------
Expenses:
   Operating                                                90,984          80,770          64,356
   Selling, general and administrative                      71,807          67,700          63,561
                                                        ----------      ----------      ----------
                                                           162,791         148,470         127,917
                                                        ----------      ----------      ----------

Operating Income                                            63,890          61,276          54,932
                                                        ----------      ----------      ----------

Interest and Other Income:
   Interest and other income                                21,331          12,028          11,587
   Gain on sale of BHC common stock                              -               -          19,932
                                                        ----------      ----------      ----------
                                                            21,331          12,028          31,519
                                                        ----------      ----------      ----------

Income before Provision for Income Taxes                    85,221          73,304          86,451

   Provision for income taxes                               34,150          29,575          33,625
                                                        ----------      ----------      ----------
Net Income                                              $   51,071      $   43,729      $   52,826
                                                        ==========      ==========      ==========

Net Income per Share:
   Basic                                                $     5.37      $     4.64      $     5.62
   Diluted                                              $     5.35      $     4.62      $     5.59

Average Number of Common and Common
   Equivalent Shares Outstanding:
   Basic                                                     9,510           9,429           9,395
   Diluted                                                   9,545           9,463           9,442

The accompanying notes to consolidated financial statements are an integral part of these statements.

Consolidated Statements of Cash Flows
United Television, Inc. and Subsidiaries
(in thousands of dollars)

Year ended December 31,                                    2000            1999            1998
                                                        ----------      ----------      ----------
Cash Flows from Operating Activities:
   Net income                                           $   51,071      $   43,729      $   52,826
   Adjustments to reconcile net income to net cash
   provided from operating activities:
     Film contract payments                                (35,877)        (30,362)        (28,001)
     Film contract amortization                             43,253          38,564          28,102
     Depreciation and other amortization                     9,552           7,577           6,677
     Gain on sale of BHC common stock                            -               -         (19,932)
     Gain on dispositions of other investments              (9,053)         (2,193)         (1,191)
     Changes in assets and liabilities:
       Accounts receivable                                    (326)         (7,537)         (1,940)
       Prepaid and other assets                             (1,666)         (2,359)         (3,738)
       Accounts payable and accrued expenses                (1,846)          6,398           6,697
       Income taxes payable                                  4,445          (3,094)          3,099
                                                        ----------      ----------      ----------
         Net cash provided from operating
         activities                                         59,553          50,723          42,599
                                                        ----------      ----------      ----------
Cash Flows from Investing Activities:
   Sales of marketable securities                          149,146          68,262         163,332
   Sales of other investments                                3,457           7,661               -
   Purchases of marketable securities                     (109,389)        (55,590)       (151,020)
   Purchases of other investments                           (3,891)        (15,448)         (8,854)
   Station acquisitions:
      Fixed assets                                               -          (3,914)         (2,568)
      Intangible assets                                         (9)        (58,903)        (77,646)
      Accounts receivable                                        -          (1,297)              -
      Film contracts, net                                        -           2,693               -
      Other, net                                                 -             152               -
   Capital expenditures                                     (8,736)        (12,925)         (5,028)
                                                        ----------      ----------      ----------
         Net cash provided from (used in)
         investing activities                               30,578         (69,309)        (81,784)
                                                        ----------      ----------      ----------

Cash Flows from Financing Activities:
   Dividend paid                                            (4,751)         (4,708)         (4,688)
   Proceeds from exercise of employee
      stock options                                          3,049           4,849           3,579
   Purchases of treasury stock                                   -            (828)         (7,010)
                                                        ----------      ----------      ----------
         Net cash used in financing activities              (1,702)           (687)         (8,119)
                                                        ----------      ----------      ----------

Net Increase (Decrease) in Cash
   and Cash Equivalents                                     88,429         (19,273)        (47,304)

Cash and Cash Equivalents at Beginning of Year              31,498          50,771          98,075
                                                        ----------      ----------      ----------
Cash and Cash Equivalents at End of Year                $  119,927      $   31,498      $   50,771
                                                        ==========      ==========      ==========

The accompanying notes to consolidated financial statements are an integral part of these statements.

Consolidated Statements of Shareholders' Investment
United Television, Inc. and Subsidiaries
(in thousands of dollars)

                                            Common Stock                           Accumulated
                                       --------------------  Additional               Other
                                       Shares        Dollar   Paid-in    Retained  Comprehensive
                                       Outstanding   Amount   Capital    Earnings      Income       Total
                                       -----------   ------  ----------  --------  -------------  ---------
Balance at December 31, 1997             9,414,273   $  941  $    3,635  $283,271  $      12,893  $ 300,740
                                                                                   -------------  ---------
   Comprehensive income:
     Net income                                  -        -           -    52,826              -     52,826
     Other comprehensive income:
       Unrealized gain on securities
         (net of tax of $1,458)                  -        -           -         -          4,404          -
       Reclassification adjustment
         (net of tax of $7,443)                  -        -           -         -        (13,680)         -
                                                                                   -------------
       Other comprehensive income,
         net of tax                              -        -           -         -         (9,276)    (9,276)
                                                                                                  ---------
   Total comprehensive income                    -        -           -         -              -     43,550
   Cash dividend                                 -        -           -    (4,688)                   (4,688)
   Exercise of options, including
     tax benefit                            63,560        7       4,848         -              -      4,855
   Purchase/retirement of
     treasury stock                        (68,500)      (7)     (7,003)        -              -     (7,010)
                                       -----------   ------  ----------  --------  -------------  ---------
Balance at December 31, 1998             9,409,333      941       1,480   331,409          3,617    337,447
                                                                                   -------------  ---------
   Comprehensive income:
     Net income                                  -        -           -    43,729              -     43,729
     Other comprehensive income:
       Unrealized gain on securities
         (net of tax of $527)                    -        -           -         -            818          -
       Reclassification adjustment
         (net of tax of $302)                    -        -           -         -           (469)         -
                                                                                   -------------
       Other comprehensive income,
         net of tax                              -        -           -         -            349        349
                                                                                                  ---------
   Total comprehensive income                    -        -           -         -              -     44,078
   Cash dividend                                 -        -           -    (4,708)                   (4,708)
   Exercise of options, including
     tax benefit                            85,240        9       6,941         -              -      6,950
   Purchase/retirement of
     treasury stock                         (8,400)      (1)       (827)        -              -       (828)
                                       -----------   ------  ----------  --------  -------------  ---------
Balance at December 31, 1999             9,486,173      949       7,594   370,430          3,966    382,939
                                                                                   -------------  ---------
   Comprehensive income:
     Net income                                  -        -           -    51,071              -     51,071
     Other comprehensive income:
       Unrealized gain on securities
         (net of tax of $380)                    -        -           -         -            590          -
       Reclassification adjustment
         (net of tax of $2,686)                  -        -           -         -         (4,161)         -
                                                                                   -------------
       Other comprehensive income,
         net of tax                              -        -           -         -         (3,571)    (3,571)
                                                                                                  ---------
   Total comprehensive income                    -        -           -         -              -     47,500
   Cash dividend                                 -        -           -    (4,751)             -     (4,751)
   Exercise of options, including
     tax benefit                            34,580        3       3,696         -              -      3,699
                                       -----------   ------  ----------  --------  -------------  ---------
Balance at December 31, 2000             9,520,753   $  952  $   11,290  $416,750  $         395  $ 429,387
                                       ===========   ======  ==========  ========  =============  =========

The accompanying notes to consolidated financial statements are an integral part of these statements.

Notes to Consolidated Financial Statements
United Television, Inc. and Subsidiaries

1.   Summary of Significant Accounting Policies.

(A) Organization and Related Parties. UTV is a majority owned (57.9% at December 31, 2000) subsidiary of BHC Communications, Inc. (BHC), a majority owned subsidiary of Chris-Craft Industries, Inc. (Chris-Craft). UTV owns and operates seven television stations: KBHK in San Francisco, KMSP in Minneapolis/St. Paul, KUTP in Phoenix, WRBW in Orlando (acquired in July 1999), WUTB in Baltimore, KTVX in Salt Lake City and KMOL in San Antonio. UTV also owns and operates United Television Sales, Inc. (UTS), a national sales representative organization, which currently represents six of UTV's seven stations, and the three stations owned by BHC; and United Entertainment Group, Inc., which, with BHC and others, produces first-run programming for national distribution to television stations. UTV's revenues are derived entirely from television broadcasting and are, therefore, subject to the vagaries of the advertising industry.

     UTV has entered into a state tax sharing agreement with BHC under which agreement UTV continues to provide taxes on a separate company basis.

     The acquisition of programming from third parties is frequently negotiated for UTV and BHC stations simultaneously.

(B) Basis of Presentation. The accompanying consolidated financial statements include the accounts of UTV and its subsidiaries, after elimination of all significant intercompany accounts and transactions. Preparation of financial statements in accordance with generally accepted accounting principles requires the use of management estimates and assumptions. Actual results could differ from those estimates.

(C) Cash and Cash Equivalents. Cash and cash equivalents consist primarily of cash and U.S. Government securities having maturities at time of purchase not exceeding three months. The fair value of cash equivalents approximates carrying value, reflecting their short maturities.

(D) Investments in Debt and Equity Securities. All of UTV's marketable securities have been categorized as available for sale and as a result are carried at fair market value.

(E) Film Contract Rights and Film Contracts Payable. UTV owns film contract rights, which allow generally for limited showings of films and syndicated programs. Film contract rights and related liabilities are recorded when the programming becomes available for telecasting.

     Contract values are amortized over the estimated number of showings, using primarily accelerated methods, as films are used based on management's estimate of the flow of revenue and the ultimate cost for each contract. In the opinion of management, future revenue derived from airing programs will be sufficient to cover related unamortized rights balances at December 31, 2000. The estimated costs of recorded film contract rights to be charged to income within one year are included in current assets; payments on such contracts due within one year are included in current liabilities.

     The approximate future maturities of film contracts payable classified as noncurrent liabilities at December 31, 2000 are $17,830,000, $11,532,000, $4,515,000, $1,935,000, and $19,000 in 2002, 2003, 2004, 2005 and thereafter, respectively. The net present value at December 31, 2000 of such payments, based on a 9.5% discount rate, was approximately $31,946,000. See Note 8.

(F) Long-Lived Assets. Management periodically reviews the carrying value of long-lived assets, primarily consisting of property and equipment and goodwill. UTV also reviews the carrying value of long-lived assets for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. Measurement of any impairment would include a comparison of estimated future cash flows to be generated during the remaining life of the long-lived asset to the net carrying value of the long-lived asset.

(G) Depreciation and Amortization. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets, except that leasehold improvements are amortized over the term of the lease, if shorter.

     Estimated useful lives for buildings and improvements range from 4 to 40 years, and for equipment range from 3 to 10 years. Depreciation expense was $5,561,000, $4,334,000 and $4,234,000 for 2000, 1999 and 1998, respectively.

     Intangible assets represent the excess of cost over the net identifiable tangible assets at the respective dates of acquisition and are being amortized using the straight-line method over 17 to 40 years from acquisition.

(H) Revenue Recognition and Barter Transactions. Revenue is recognized upon broadcast of television advertising. The estimated fair value of goods or services received in barter (nonmonetary) transactions, most of which relate to the acquisition of programming, is recognized as revenue when the air time is used by the advertiser. Barter revenue was $16,982,000, $15,793,000 and $13,220,000 in 2000, 1999 and 1998, respectively, and barter expense was $16,788,000, $15,608,000 and $13,486,000 in the three years, respectively.

(I) Earnings per Share. In accordance with Statement of Financial Accounting Standard (SFAS) No. 128, "Earnings Per Share," adopted by UTV in 1997, basic per share amounts are computed by dividing net income by the weighted average number of common shares outstanding. Dilutive per share amounts are computed by dividing net income by the weighted average common shares outstanding, adjusted for the effect of dilutive stock options. The adjustments for 2000, 1999 and 1998 were 35,000 shares, 34,000 shares and 47,000 shares, respectively. Prior period earnings per share amounts have been restated to conform to the standards of SFAS No. 128.

(J) Stock Options. UTV has adopted SFAS No. 123, "Accounting for Stock-Based Compensation." This statement encourages but does not require the recording of compensation cost for stock-based employee compensation plans at fair value. UTV has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." (See Note 4.)

(K) Supplemental Cash Flow Information. Cash paid for income taxes totaled $29,705,000 in 2000, $32,669,000 in 1999 and $30,526,000 in 1998.

2.   Marketable Securities.

     Marketable securities classified by security type are as follows (in thousands of dollars):

                                                 Gross Unrealized
                                             -------------------------
                                                                         Fair
                                       Cost       Gains     Losses      Value
------------------------------------------------------------------------------
December 31, 2000:
U.S. Government securities          $ 104,542  $     334  $       8  $ 104,868
Other equity securities                10,721        591        268     11,044
                                   -------------------------------------------
                                    $ 115,263  $     925  $     276  $ 115,912
                                   ===========================================

December 31, 1999:
U.S. Government securities          $ 130,484  $       -  $     238  $ 130,246
Other equity securities                17,689      7,739        975     24,453
                                   -------------------------------------------
                                    $ 148,173  $   7,739  $   1,213  $ 154,699
                                   ===========================================

     At December 31, 2000, of the investments in U.S. Government securities, 90% mature within one year and all within 17 months. The following table provides certain additional information related to UTV's marketable securities as of and for the three years ended December 31, 2000, 1999 and 1998 (in thousands of dollars):

                                                 2000         1999         1998
-------------------------------------------------------------------------------
Realized gains                             $    7,453   $      772   $   21,756
Realized losses                                   606            1          633
Change in net unrealized gain                  (5,877)         574      (15,261)

     For purposes of computing realized gains and losses, cost was determined using the specific identification method.

3.   Shareholders' Investment.

     UTV has authorized 1,000,000 shares of preferred stock, $1 par value, that may be issued without further shareholder approval, in one or more series, the terms and provisions of which shall be set by the Board of Directors.

     During 2000, UTV purchased no shares of its common stock. During 1999 and 1998, UTV purchased and retired 8,400 and 68,500 shares of its common stock, respectively. At December 31, 2000, the Board of Directors had authorized purchase of 721,249 additional shares of common stock.

4.   Stock Options.

     Under the UTV 1999 Stock Option Plan (the 1999 Plan), options (including Incentive Stock Options) to purchase an aggregate of 500,000 shares of common stock may be granted from time to time to employees of UTV and its parents and subsidiaries, at prices not less than fair market value at date of grant. Options are exercisable in cumulative annual installments of 33-1/3% commencing one year from date of grant, and expire over a period determined by the 1999 Plan Committee, which may not exceed ten years from date of grant. No options have been granted under the 1999 Plan.

     Under the UTV 1988 Stock Option Plan (the 1988 Plan), which has terminated with respect to grant of new options, options to purchase shares of common stock were granted from time to time to employees of UTV and its subsidiaries, at prices not less than fair market value at date of grant. Options are exercisable in cumulative annual installments of 33-1/3% commencing one year from date of grant, and expire five years from date of grant.

     Both the 1999 Plan and the 1998 Plan permit the Plan Committees to award stock appreciation rights to holders of options granted under the Plans. Such rights entitle the holders, in lieu of exercising their options, to receive payment from UTV in cash, stock or a combination thereof, equal to the greater of the appreciation in market value or book value of the shares covered by exercisable options. No stock appreciation rights have been awarded under either Plan.

     Transactions under the 1998 Plan during the three years ended December 31, 2000 were as follows (dollars in thousands, except per share data):

                                                           Option Price
                                      Shares       -----------------------------
                                   under Option     per Share             Total
                                 -----------------------------------------------
Outstanding, December 31, 1997        155,500      $53.50 - $89.00   $    9,455
Exercised                             (52,060)         $53.50            (2,785)
Canceled                               (1,200)         $53.50               (64)
                                 -------------                       -----------

Outstanding, December 31, 1998        102,240      $53.50 - $89.00        6,606
Exercised                             (75,240)     $53.50 - $89.00       (4,203)
                                 -------------                       -----------
Outstanding, December 31, 1999         27,000          $89.00             2,403
Exercised                                   -               -                 -
                                 -------------                       -----------
Outstanding, December 31, 2000         27,000          $89.00        $    2,403
                                 =============                       ===========

     Of the options to purchase 27,000 shares under the 1988 Plan at December 31, 2000, all are currently exercisable and expire on April 24, 2001. At December 31, 1999 and 1998, options to purchase 27,000 shares and 91,573 shares, respectively, were exercisable at weighted average exercise prices of $89.00 and $61.77, respectively.

     In addition to options granted under the 1988 Plan, UTV has granted other options. During 1995, UTV granted a stock option to purchase 100,000 shares at $88.75 per share. The 1995 option was terminated in 1998 upon payment to the optionee of the net market value of the option. In 1998 and 1999, UTV granted five-year options to purchase 3,000 shares at $103.75 per share (of which 2,000 are currently exercisable) and 219,480 shares at $101.50 (of which 23,080 have been exercised, 45,880 are currently exercisable and 30,160 have been cancelled), respectively. The option price of these grants was the fair market value at date of grant, and the terms of each grant were essentially the same as those of the 1988 Plan.

     Under the 1995 Director Stock Option Plan (the Director Plan), a fixed number of immediately exercisable five-year options to purchase shares of common stock are granted annually to each nonemployee director of UTV at a price equal to fair market value at date of grant. At

December 31, 2000, options to purchase 14,500 shares were available for grant. Transactions under the Director Plan during the three years ended December 31, 2000 were as follows (dollars in thousands, except per share data):

                                                          Option Price
                                     Shares       -----------------------------
                                  under Option     per Share             Total
                                -----------------------------------------------
Outstanding, December 31, 1997        40,000      $58.00 - $89.00   $    2,763
Granted                                6,000         $112.375              674
Exercised                            (11,500)     $58.00 - $89.00         (794)
                                 ------------                       -----------
Outstanding, December 31, 1998        34,500      $58.00 - $112.375      2,643
Granted                                6,000         $100.25               601
Exercised                            (10,000)     $58.00 - $87.25         (646)
                                 ------------                       -----------
Outstanding, December 31, 1999        30,500      $58.00 - $112.375      2,598
Granted                                4,000         $129.50               518
Exercised                            (11,500)     $58.00 - $89.00         (706)
                                 ------------                       -----------
Outstanding, December 31, 2000        23,000      $87.25 - $129.50  $    2,410
                                 ============                       ===========

     Options outstanding under the Director Plan at December 31, 2000 to purchase the specified number of shares (23,000 in total), at specified exercise prices per share, expire as follows - 3,000 at $89.00, April 24, 2001; 4,000 at $87.25, May 5, 2002; 6,000 at $112.375, May 4, 2003; 6,000 at $100.25, May 2,
2004; and 4,000 at $129.50, May 14, 2005.

     Proceeds from the exercise of options are credited to common stock to the extent of par value, and the remainder is credited to additional paid-in capital. Related income tax benefits, which accrue to UTV, are credited to additional paid-in capital.

     At December 31, 2000, options outstanding under all plans and grants were exercisable for 97,880 shares at prices ranging from $87.25 to $129.50 per share, and options for 514,500 were available for grant. Options outstanding expire at various dates from April 2001 through May 2005.

     If UTV had elected to recognize compensation expense based upon the fair value at the grant date for awards under these plans consistent with the methodology prescribed by SFAS No. 123, UTV's net income and earnings per share would be reduced to the pro forma amounts indicated below (in thousands of dollars, except per share amounts):

Year Ended December 31,                         2000        1999        1998
-----------------------------------------------------------------------------
Net Income:
     As reported                            $  51,071   $  43,729   $  52,826
     Pro forma                              $  50,176   $  42,795   $  53,321

Earnings per Share:
     As reported:  Basic                    $    5.37   $    4.64   $    5.62
                   Diluted                  $    5.35   $    4.62   $    5.59

     Pro forma:    Basic                    $    5.28   $    4.54   $    5.68
                   Diluted                  $    5.26   $    4.52   $    5.65

     These pro forma amounts may not be representative of the pro forma effect on net income in future years since the estimated fair value of stock options is amortized over the vesting period; pro forma compensation expense related to grants made prior to 1995 is not considered; and additional options may be granted in future years.

     The weighted average fair values of options granted during 2000, 1999 and 1998 were $33.18, $21.35 and $23.49, respectively. The fair values of options at dates of grant were estimated using the Black-Scholes option pricing model with the following weighted average assumptions for the years ended December 31, 2000, 1999 and 1998, respectively: dividend yields of .39% for 2000, .49% for 1999 and .46% for 1998; expected volatility of 16.18%, 15.49% and 15.13%, respectively; risk free interest rates of 6.78%, 5.03% and 5.24%, respectively; and expected life of four years for all periods.

5.   Income Taxes.

     Income taxes are provided in the accompanying Consolidated Statements of Income, as follows (in thousands of dollars):

Year Ended December 31,                         2000        1999        1998
-----------------------------------------------------------------------------
Federal:
    Current                                 $  25,450   $  24,825   $  29,600
    Deferred                                    2,550        (975)       (975)
                                            ---------------------------------
                                               28,000      23,850      28,625
                                            ---------------------------------
State:
    Current                                     5,650       5,850       5,175
    Deferred                                      500        (125)       (175)
                                            ---------------------------------
                                                6,150       5,725       5,000
                                            ---------------------------------
Total                                       $  34,150   $  29,575   $  33,625
                                            =================================

     Differences between income taxes at the federal statutory income tax rate and total income taxes provided are as follows (in thousands of dollars):

Year Ended December 31,                          2000        1999        1998
-----------------------------------------------------------------------------
Statutory federal income taxes              $  29,827   $  25,656   $  30,258
State income taxes, net of federal
    income tax benefit                          3,998       3,721       3,239
Dividend exclusion                                (65)       (123)       (159)
Goodwill amortization                             102         102         102
Other, net                                        288         219         185
                                            ---------------------------------
Total                                       $  34,150   $  29,575   $  33,625
                                            =================================

     Deferred tax assets and deferred tax liabilities reflect the tax effect of the following differences between financial statement carrying amounts and tax bases of assets and liabilities, as follows (in thousands of dollars):

December 31,                                                2000        1999
----------------------------------------------------------------------------
Deferred tax assets:
    State taxes                                         $  2,143    $  1,994
    Bad debt reserve                                         622         682
    Vacation accrual                                         580         559
    Benefits program                                       3,088       3,184
    Film contract rights amortization                      5,122       4,875
                                                        --------------------
                                                          11,555      11,294
                                                        --------------------
Deferred tax liabilities:
    Depreciation                                          (1,469)     (1,250)
    Intangible assets amortization                        (5,443)     (3,324)
    SFAS 115 adjustment                                     (255)     (2,560)
    Other                                                   (148)          -
                                                        --------------------
                                                          (7,315)     (7,134)
                                                        --------------------
Net deferred tax assets                                 $  4,240    $  4,160
                                                        ====================

6.   Pension Plans.

     UTV maintains noncontributory defined benefit plans covering substantially all employees. The funding policy is to contribute annually an amount sufficient to fund current service costs and to amortize the unfunded accrued liability over 25 years. The unrecognized net obligation is being amortized over a 15-year period.

     The estimated funded status of the plans, including amounts accrued in a nonqualified plan for retirement benefits in excess of statutory limitations, was as follows (in thousands of dollars):

December 31,                                                2000        1999
----------------------------------------------------------------------------
Change in benefit obligation:
Benefit obligation at beginning of year                $  24,637   $  25,846
    Service cost                                           1,504       1,477
    Interest cost                                          1,999       1,693
    Actuarial loss (gain)                                  5,014      (3,817)
    Benefits paid                                           (633)       (562)
                                                       ---------------------
Benefit obligation at end of year                         32,521      24,637
                                                       ---------------------
Change in plan assets:
Fair value of plan assets at beginning of year            23,051      22,246
    Actual return on plan assets                           1,051       1,367
    Employer contributions                                 2,521           -
    Benefits paid                                           (633)       (562)
                                                       ---------------------
Fair value of plan assets at end of year                  25,990      23,051
                                                       ---------------------
Plan assets less than projected
    benefit obligation                                    (6,531)     (1,586)
Unrecognized initial net obligation                           16          32
Unrecognized prior service cost                              354         360
Unrecognized net actuarial loss (gain)                     2,148      (3,599)
                                                       ---------------------
Accrued pension liability                              $  (4,013)  $  (4,793)
                                                       =====================

     The accumulated benefit obligation, projected benefit obligation and fair value of plan assets of the plan that has an accumulated benefit obligation in excess of the fair value of plan assets are $2,214,000, $3,586,000 and zero, respectively, at December 31, 2000, and $1,244,000, $2,287,000 and zero, respectively, at December 31, 1999.

     Pension expense, including amounts accrued in the nonqualified plan, was as follows (in thousands of dollars):

Year Ended December 31,                          2000        1999        1998
-----------------------------------------------------------------------------
Service cost                                $   1,504   $   1,477   $   1,446
Interest cost                                   1,999       1,693       1,621
Expected return on plan assets                 (1,808)     (1,701)     (1,591)
Amortizations:
    Initial unrecognized net obligation            16          16          16
    Prior service cost                              6           6           6
    Actuarial loss                                 24           -          17
                                            ----------------------------------
Net periodic pension cost                   $   1,741   $   1,491   $   1,515
                                            ==================================

     Assumptions used in accounting for pension plans for each year are as follows:

Year Ended December 31,                          2000        1999        1998
-----------------------------------------------------------------------------
Discount rate                                   7.00%       7.50%       6.75%
Rate of increase in future
    compensation levels                         4.00%       4.00%       4.00%
Expected long-term rate of
    return on assets                            7.75%       7.75%       7.75%

     UTV also maintains defined contribution retirement plans for its employees
- a contributory stock purchase plan (merged with a Chris-Craft stock purchase plan effective January 1, 1999) and a noncontributory profit sharing plan. The aggregate costs of such plans, including related amounts accrued in the nonqualified plan, were $5,172,000 in 2000, $4,636,000 in 1999 and $3,590,000 in
1998.

7.   Related Party Transactions.

     Included in net revenues for 2000, 1999 and 1998 are commissions earned by UTS for the sale of national advertising on BHC's three television stations of $4,213,000, $3,902,000 and $4,467,000, respectively.

     Included in selling, general and administrative expenses are management and directors' fees UTV paid Chris-Craft of $570,000 in each of the three years ended December 31, 2000, and a management fee UTV paid BHC of $1,750,000 in 2000, $1,750,000 in 1999 and $1,950,000 in 1998.

     UTV and BHC together participate in the joint production and distribution with third parties of original programming. In 2000, 1999 and 1998, reimbursements from third parties were sufficient to cover production costs.

8.   Acquisitions.

     In July 1999, UTV completed the purchase of the net assets of UHF station WRBW in Orlando, Florida for $61,269,000. UTV remains obligated for possible future consideration relating to the purchase of up to $25,000,000. The acquisition, accounted for under the purchase method, was funded with cash payments. UTV recorded $58,912,000 in goodwill related to this acquisition.

     In January 1998, UTV completed the purchase of the net assets of UHF station WUTB in Baltimore, Maryland for $80,214,000. The acquisition, accounted for under the purchase method, was funded with cash payments. UTV recorded $77,646,000 in goodwill related to this acquisition.

9.   Commitments and Contingencies.

     The aggregate amount payable by UTV under contracts for programming not currently available for telecasting and, accordingly, not included in film contracts payable and the related contract rights in the accompanying Consolidated Balance Sheets, totaled $104,024,000 at December 31, 2000.

     At December 31, 2000, UTV was obligated under several noncancelable leases on real property and equipment that expire between 2001 and 2016. Rental expense was $3,511,000, $3,221,000 and $2,850,000 for 2000, 1999 and 1998, respectively.
Aggregate future minimum rental payments under such leases at December 31, 2000 are $17,898,000 with amounts of $3,355,000, $3,215,000, $2,783,000, $2,481,000 and $1,570,000 due in 2001, 2002, 2003, 2004 and 2005, respectively.

     In the opinion of management, after taking into account opinions of counsel with respect thereto, the ultimate resolution of pending legal proceedings against UTV, to the extent not covered by insurance, will not have a material effect on UTV's consolidated financial position or results of operations.

10.  Pending Merger.

     As reported in UTV's Current Report on Form 8-K, dated August 23, 2000, UTV, BHC and Chris-Craft have each agreed to be acquired by The News Corporation Limited ("News Corp.") for consideration consisting of cash and News Corp. Preferred American Depositary Shares. Subject to limitations set forth in the respective merger agreements, UTV, BHC and Chris-Craft stockholders may elect to receive the consideration as all cash, all stock or a combination thereof. Consummation of each transaction is subject to stockholder approval, receipt of Federal Communications Commission and other regulatory approvals, and satisfaction of other customary conditions. Chris-Craft has agreed to vote its BHC stock in favor of the acquisition of BHC by News Corp., and BHC has agreed to vote its UTV stock in favor of the acquisition of UTV by News Corp. The parties anticipate that the transactions will be completed in the first half of 2001.

                                                                     Schedule II

                    UNITED TELEVISION, INC. AND SUBSIDIARIES
                        VALUATION AND QUALIFYING ACCOUNTS
                   FOR THE THREE YEARS ENDED DECEMBER 31, 2000

           Column A                  Column B              Column C             Column D       Column E

                                                          Additions
         Description                 Balance at     Charged to     Charged                     Balance at
                                     Beginning      Costs and      to Other                    End of
                                     of Period      Expenses       Accounts     Deductions     Period
Year ended December 31, 2000:         $1,643         $524           $ ---        $(679)(a)     $1,488
Allowance for doubtful accounts

Year ended December 31, 1999:         $1,645         $344           $ ---        $(346)(a)     $1,643
Allowance for doubtful accounts

Year ended December 31, 1998:         $1,745         $315           $ ---        $(415)(a)     $1,645
Allowance for doubtful accounts

(a)  Accounts written off, net of recoveries.

Quarterly Financial Information (Unaudited)
United Television, Inc. and Subsidiaries
(in thousands of dollars, except per share data)

                                               First      Second       Third      Fourth
                                              Quarter     Quarter     Quarter     Quarter       Year
                                             ---------   ---------   ---------   ---------   ---------
Year Ended December 31, 2000
Net Revenues                                 $  53,939   $  60,011   $  54,230   $  58,501   $ 226,681
Operating income                                12,617      20,487      13,726      17,060      63,890
Net income                                       9,134      15,250      10,225      16,462      51,071
Net income per share:
   Basic                                     $     .96   $    1.60   $    1.07   $    1.73   $    5.37
   Diluted                                   $     .96   $    1.60   $    1.07   $    1.73   $    5.35


Year Ended December 31, 1999
Net Revenues                                 $  44,961   $  53,427   $  51,390   $  59,968   $ 209,746
Operating income                                10,368      18,984      14,340      17,584      61,276
Net income                                       8,068      13,237      10,882      11,542      43,729
Net income per share:
   Basic                                     $     .86   $    1.41   $    1.16   $    1.22   $    4.64
   Diluted                                   $     .86   $    1.40   $    1.15   $    1.21   $    4.62